SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

                    GAMCO INVESTORS, INC.
                                 6/02/00            6,000             4.5000
                                 5/24/00            2,800             4.5625
                                 5/22/00              200             4.7500
                                 5/19/00            6,000             4.7500
                                 5/18/00            6,000             4.6771
                                 5/04/00            1,000             5.3125
                                 5/02/00            1,300             5.7500
                                 5/01/00            3,700             5.9660
                                 4/28/00            4,000             5.7500
                                 4/25/00            1,100             5.4375
                                 4/19/00            1,000             5.8750
                                 4/19/00            3,000             5.6250
                                 4/18/00            1,900             5.0000
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/17/00           30,000             4.5708














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.